UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2024

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (877) 962-7738
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On August 24, 2023, a putative class action and shareholder derivative lawsuit was filed in the case captioned Stephanie Smith v. Jason Gardner, et al. (C.A. No. 2023-0872-MTZ) in the Court of Chancery of the State of Delaware against each of the members of our board of directors of Marqeta, Inc. (the “Company”) and naming the Company as a nominal defendant. The complaint alleges that the individual defendants breached fiduciary duties in approving the Company’s share repurchase program on May 8, 2023 (the “2023 Share Repurchase Program”) by failing to implement measures to prevent Company founder Jason Gardner from acquiring control of the Company or to ensure that unaffiliated stockholders receive a control premium. The plaintiff sought damages and injunctive relief in the case, among other relief. The plaintiff also filed a motion to expedite proceedings to obtain expedited discovery to support a contemplated preliminary injunction motion to enjoin purchases under the 2023 Share Repurchase Program. The Company and the individual defendants opposed the motion. The Court heard argument on, and denied, the motion on September 15, 2023.
On February 24, 2024 the parties entered into a Standstill and Release Agreement (the “Standstill Agreement”) in which (i) the plaintiff agreed to file a stipulation of dismissal of the lawsuit, (ii) Mr. Gardner agreed not to take unilateral, affirmative action to increase his voting power above 49.99% of the total voting power of the Company’s outstanding stock for the period of time between and including February 24, 2024 and September 11, 2024, and (iii) the parties agreed to releases and related provisions. The stipulation of dismissal has received court approval. The summary of the Standstill Agreement is qualified in its entirety by reference to the full text, which is filed as Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2023, and is incorporated herein by reference.
Accordingly, and pursuant to the terms of the Standstill Agreement, on February 27, 2024, the parties submitted, and the Court entered, an order dismissing the lawsuit as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application by Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses to Plaintiff’s counsel. The Company subsequently agreed to pay $425,000.00 to Plaintiff’s counsel, on behalf of all defendants, in full satisfaction of the claim for attorneys’ fees and expenses in the lawsuit (the “Mootness Fee”). In making this decision, the Company considered various factors, including the cost and uncertainties of litigation. The Defendants deny any wrongdoing.
On March 25, 2024, the Court entered an order directing that the case be closed, subject to Marqeta filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the Mootness Fee or its reasonableness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: March 26, 2024	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Financial Officer